CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos.33-4325, 33-54657 and 333-71003) of Coca-Cola Bottling Co. Consolidated of our report dated February 14, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 28, 2001